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                                                        Exhibit B


                  NEES GLOBAL TRANSMISSION, INC.
           Statement of Income and Accumulated Deficit
          For the Twelve Months Ended December 31, 1997
                (Unaudited, Subject to Adjustment)
                      (thousands of dollars)



INCOME
------

Services rendered to nonassociated companies                     $   575
Equity in Earnings - HydroServ Group, LLC                           (108)
                                                                 -------
         Total Income                                             $  467
                                                                 -------


EXPENSE
-------

Administrative and General Expenses                              $ 5,886
Income taxes                                                      (1,580)
                                                                 -------

Total Expenses                                                     4,306


Net Loss                                                          (3,839)
                                                                 =======

Accumulated deficit at beginning of period                        (5,321)

Accumulated deficit at end of period                             $(9,160)
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